Exhibit 3

WHITE FORM OF PROXY FOR THE ANNUAL GENERAL MEETING

OF SHAREHOLDERS OF AGRIUM INC. TO BE HELD ON APRIL 9, 2013

The undersigned hereby appoints Victor J. Zaleschuk or, failing him, Michael M. Wilson, or instead of either of the foregoing,                                         , as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the Annual General Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Agrium Inc. (“Agrium” or the “Corporation”) to be held on April 9, 2013 at 11:00 a.m. (Calgary time), and at any adjournment or postponement of the Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting, with authority to vote at the proxyholder’s discretion except as otherwise specified below. In the absence of any instructions in respect of any matter, the proxyholder designated in this WHITE form of proxy (this “WHITE Proxy”) is hereby instructed by the undersigned to vote FOR each of items 1, 2, 3 and 4.

Shareholders are directed to Agrium’s Management Proxy Circular dated February 25, 2013, as may be amended or supplemented (the “Proxy Circular”) and the Notice of Meeting of Shareholders dated February 25, 2013 (the “Notice”) for more detailed information.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	.

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote the common shares represented by this proxy in the following manner:

1.	FOR	☐ or WITHHOLD FROM VOTING ☐ the appointment of KPMG LLP, Chartered Accountants, as auditors of the
Corporation.

2.	FOR	☐ or AGAINST ☐ a resolution to approve the Corporation’s Advisory Vote on Executive Compensation.

3.	FOR	☐ or AGAINST ☐ a resolution to reconfirm, ratify and approve the Amended and Restated Shareholder Rights Plan of the Corporation.

4.	Election of Directors: To vote for or withhold from voting on any individual nominee, check the applicable box beside the nominee’s name below.
VOTE	FOR	☐ ALL AGRIUM NOMINEES (or designate your vote for individual nominees below)

	FOR	WITHHOLD		FOR	WITHHOLD		FOR	WITHHOLD

1. David C. Everitt	☐	☐	5. David J. Lesar	☐	☐	9. Frank W. Proto	☐	☐

2. Russell K. Girling	☐	☐	6. John E. Lowe	☐	☐	10. Mayo M. Schmidt	☐	☐

3. Susan A. Henry	☐	☐	7. A. Anne McLellan	☐	☐	11. Michael M. Wilson	☐	☐

4. Russell J. Horner	☐	☐	8. Derek G. Pannell	☐	☐	12. Victor J. Zaleschuk	☐	☐

THIS WHITE PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF AGRIUM. THE COMMON SHARES REPRESENTED BY THIS WHITE PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF THE SHAREHOLDER HAS SPECIFIED A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE COMMON SHARES WILL BE VOTED ACCORDINGLY. IF NO CHOICE IS SPECIFIED, THE PROXYHOLDER DESIGNATED IN THIS WHITE PROXY WILL VOTE FOR EACH OF ITEMS 1, 2, 3 AND 4. THE PERSON OR PERSONS APPOINTED UNDER THIS PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THIS WHITE PROXY AND THE NOTICE AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, IN EACH INSTANCE, TO THE EXTENT PERMITTED BY LAW, WHETHER OR NOT THE AMENDMENT OR VARIATION OR OTHER MATTER THAT COMES BEFORE THE MEETING IS ROUTINE AND WHETHER OR NOT THE AMENDMENT, VARIATION OR OTHER MATTER THAT COMES BEFORE THE MEETING IS CONTESTED. THIS WHITE PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE AND PROXY CIRCULAR.

The undersigned hereby revokes any prior proxies given with respect to the Meeting
DATED this day of , 2013.

Signature of Shareholder

Name of Shareholder (Please Print)

Daytime Phone Number

NOTES:

1.	A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS WHITE PROXY. THIS RIGHT MAY BE EXERCISED BY INSERTING SUCH OTHER PERSON’S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE AND STRIKING OUT THE OTHER NAMES OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, BY DELIVERING THE COMPLETED FORM OF PROXY TO THE CORPORATION AS INDICATED BELOW.

2.	This WHITE Proxy must be dated and executed by the Shareholder (using exactly the same name in which the shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a body corporate, by a duly authorized officer or attorney thereof. If executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support of such empowerment as shall be acceptable to the Chair of the Meeting, must accompany this WHITE Proxy. Persons signing as executors, administrators, trustees, etc. should so indicate. If this WHITE Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation.

3.	Time is of the essence. In order for this WHITE Proxy to be effective, it must be voted using one of the prescribed methods or signed and deposited with Canadian Stock Transfer Company Inc., Administrative Agent for CIBC Mellon Trust Company, at CIBC Mellon Trust Company, c/o Canadian Stock Transfer Company Inc., Attention: Proxy Department, P.O. Box 721, Agincourt, ON M1S 0A1 so that it arrives by 11:00 a.m. (Calgary time) on Friday, April 5, 2013 or, if the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time and date at which the Meeting is reconvened. Late proxies may be accepted or rejected by the Chair of the Meeting at his or her discretion and the Chair of the Meeting is under no obligation to accept or reject any particular late proxy. The Chair of the Meeting may waive or extend the proxy cut-off without notice.

Canadian shareholders who have any questions or require any assistance, please call:	U.S. shareholders who have any questions or require any assistance, please call:

CST Phoenix Advisors	Innisfree M&A Incorporated

North American Toll Free Number: 1-866-822-1242

Outside North America, Banks, Brokers and Collect

Calls: 1-201-806-2222

Email: inquiries@phoenixadvisorscst.com

North American Toll Free Facsimile: 1-888-509-5907

Facsimile: 1-697-351-3176

North American Toll Free Number: 1-877-456-3442 Outside North America, Banks, Brokers and Collect Calls: 1-412-232-3565 Email info@innisfreema.com Facsimile: 1-212-750-5799

VOTE USING THE TELEPHONE, FACSIMILE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet	To Vote by Facsimile	To Vote by Mail
Call the number listed BELOW from a touch tone telephone: 1-866-229-5833 (toll-free in North America)	Go to the following website: www.proxypush.ca/agu	Complete, sign and date the reverse hereof. Fax this Proxy to one of the numbers listed BELOW: 1-866-781-3111 (toll-free in North America) or 1-416-368-2502 (outside North America)	Complete, sign and date the reverse hereof. Return this Proxy to: Canadian Stock Transfer Company Inc., Attention: Proxy Department, P.O. Box 721, Agincourt, ON M1S 0A1

Instead of mailing this WHITE Proxy, you may choose one of the three other voting methods outlined above to vote this proxy.

If you choose to vote by telephone, facsimile or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by facsimile, mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER